Exhibit 10.41

CGS Real Estate Company, Inc.

February 25, 2003

American Spectrum Realty, Inc.

7700 Irvine Center Drive

Irvine, CA 92618

Ladies and Gentlemen:

CGS Real Estate Company, Inc. (“CGS”) acknowledges that it owes to you the net amount of $270,375 on account of the following issues which we have previously discussed:

	Owed by CGS to ASRI	Owed by ASRI to CGS
Villa Redondo insurance proceeds (per S-4)	$600,000
Post-S-4 insurance proceeds	41,303
Legal fees paid		$238,743
Obligation to PIC II		58,512
Villa Redondo renovation		73,673

CGS agrees to pay to you the principal amount of $270,375 on March 15, 2006 and further agrees to pay interest thereon from March 15, 2003 at an annual rate of 6%.  Such interest shall be payable quarterly commencing on June 15, 2003.

Please confirm your agreement with the foregoing by executing a copy of this letter in the space provided below, whereupon this letter shall be a binding agreement among us, and we and our affiliates will deliver to you assignments in such form as shall be reasonably acceptable to you.

Sincerely yours,

CGS Real Estate Company, Inc.

By:	/s/ William J. Carden
William J. Carden

AGREED TO AND ACCEPTED BY

AMERICAN SPECTRUM REALTY, INC.

By:	/s/ Patricia A. Nooney
Date:	March 21, 2003